Exhibit 21.1

Subsidiaries of DENTSPLY SIRONA Inc. (the “Company”) - December 31, 2024

1.Byte AU Pty. Ltd. (Australia)
2.Byte AU Unit Trust (Australia)
3.Datum Biotech Ltd. (Israel)
4.Datum Dental Ltd. (Israel)
5.DeguDent GmbH (Germany)
6.Dentsply - Sirona Poland SP.z.o.o (Poland)
7.Dentsply (Tianjin) International Trading Co. Ltd. (China)
8.Dentsply Argentina S.A.C.e.I. (Argentina)
9.Dentsply BX Sarl (Luxembourg)
10.Dentsply Canada Ltd. (Canada)
11.Dentsply CH Sarl (Luxembourg)
12.Dentsply Chile Comercial Limitada (Chile)
13.Dentsply De Trey GmbH (Germany)
14.Dentsply Dental (Tianjin) Co. Ltd. (China)
15.Dentsply Dental B.V. (Netherlands)
16.Dentsply Dental S.a.r.l. (Luxembourg)
17.Dentsply Europe S.a.r.l. (Luxembourg)
18.DENTSPLY Finance Co. LLC (Delaware)
19.Dentsply GAC Europe SAS (France)
20.Dentsply Germany Investments GmbH (Germany)
21.Dentsply IH A/S (Denmark)
22.Dentsply IH AB (Sweden)
23.Dentsply IH AS (Norway)
24.Dentsply IH GmbH (Germany)
25.Dentsply IH Holdings GmbH (Germany)
26.Dentsply IH Inc. (Delaware)
27.Dentsply IH Ltd (United Kingdom)
28.Dentsply IH Oy (Finland)
29.DENTSPLY Implants (HK) Co. Limited (Hong Kong)
30.Dentsply Implants Manufacturing GmbH (Germany)
31.Dentsply Implants NV (Belgium)
32.Dentsply India Pvt. Ltd. (India)
33.Dentsply Industria e Comercio Ltda. (Brazil)
34.Dentsply Israel Ltd. (Israel)
35.Dentsply Limited (Cayman Islands)
36.Dentsply LLC (Delaware)
37.Dentsply Mexico, S.A. de C.V. (Mexico)
38.Dentsply Nordics AB (Sweden)
39.DENTSPLY North America LLC (Delaware)
40.Dentsply Portugal, Unipessoal. Lda. (Portugal)
41.Dentsply Russia Limited (United Kingdom)
42.Dentsply Sirona (N.Z.) Limited (New Zealand)
43.DENTSPLY SIRONA (PHILS.), INC. (Philippines, 99.999%)
44.Dentsply Sirona (Thailand) Co., Ltd. (Thailand)
45.Dentsply Sirona Arabia Regional Headquarter (Saudi Arabia)
46.Dentsply Sirona Austria GmbH (Austria)
47.Dentsply Sirona Benelux B.V. (Netherlands)

48.Dentsply Sirona Dental Solutions (Shanghai) Co. Ltd. (China)
49.Dentsply Sirona Deutschland GmbH (Germany)
50.Dentsply Sirona Europe GmbH (Austria)
51.Dentsply Sirona France S.A.S. (France)
52.Dentsply Sirona Holdings Inc. (Delaware)
53.Dentsply Sirona Iberia S.A. (Spain)
54.Dentsply Sirona Italia SrL (Italy)
55.DENTSPLY Sirona K.K. (Japan)
56.DENTSPLY Sirona Korea Limited (Korea)
57.Dentsply Sirona Limited Liability Company (Russia)
58.Dentsply Sirona Malaysia Sdn Bhd (Malaysia)
59.Dentsply Sirona Orthodontics Inc. (Delaware)
60.Dentsply Sirona Pty. Ltd. (Australia)
61.Dentsply Sirona Real Estate GmbH (Germany)
62.Dentsply Sirona Reinsurance Limited (Bermuda)
63.Dentsply Sirona Repair Centre (UK) Limited (United Kingdom)
64.Dentsply Sirona Schweiz AG (Switzerland)
65.Dentsply Sirona Singapore Pte. Ltd. (Singapore)
66.Dentsply Sirona Slovakia s.r.o. (Slovakia)
67.Dentsply Sirona South Africa (Proprietary) Limited (South Africa)
68.Dentsply Sirona SZ I GmbH (Switzerland)
69.Dentsply Sirona SZ II GmbH (Switzerland)
70.Dentsply Sirona US LLC (Delaware)
71.Dentsply Sirona Vietnam Company Limited (Vietnam)
72.Dentsply South Africa (Pty.) Ltd. (South Africa)
73.Dentsply Sweden AB (Sweden)
74.Dentsply Turkey Diş Hekimliği Ürünleri A.Ş (Turkey)
75.Dentsply Ukraine LLC (Ukraine)
76.Dentsply US Inc. (Delaware)
77.DS Dental Instruments SRL (Barbados)
78.DS International Services Inc. (Delaware)
79.DS Rep B.V. (Netherlands)
80.E.S. Healthcare NV (Belgium)
81.E.S. Tooling NV (Belgium)
82.GAC Deutschland GmbH (Germany)
83.JCM International Inc. (Delaware)
84.Maillefer Instruments Holding S.a.r.l. (Switzerland)
85.Maillefer Instruments Plus Sarl (Switzerland)
86.Megalopolis Dental S.A. de C.V. (Mexico)
87.MHT Optic Research AG (Switzerland)
88.MIS Implants Technologies Ltd. (Israel)
89.New Britain Medical Supplies, Inc. (Connecticut)
90.Ohio IC Company (Delaware)
91.OraMetrix GmbH (Germany)
92.OraMetrix S.R.L. (Costa Rica)
93.Ortho Concept Sarl (France)
94.Orthodental, S.A. de C.V. (Mexico)
95.Prident (Shanghai) Dental Medical Devices Co., Ltd. (China)
96.Prident International, Inc. (California)
97.PT Dentsply Indonesia (Indonesia)
98.SCI 2R (France)
99.Sirona Dental Comércio de Produtos e Sistemas Odontológicos Ltda. (Brazil)

100.Sirona Dental GmbH (Austria)
101.Sirona Dental Mexico, S. de R.L. de C.V. (Mexico)
102.Sirona Dental Services GmbH (Germany)
103.Sirona Dental Systems Co., Ltd (Thailand)
104.SIRONA Dental Systems GmbH (Germany)
105.Sirona Dental Systems O.O.O. (Russia)
106.Sirona Dental Systems Private Ltd. (India)
107.Sirona Dental, Inc. (Delaware)
108.SIRONA Immobilien GmbH (Germany)
109.Sirona Technologie GmbH & Co. KG (Germany)
110.SIRONA Verwaltungs GmbH (Germany)
111.Societe de Recherche Techniques Dentaires SAS (France)
112.Straight Smile Limitada (Costa Rica)
113.Straight Smile PEO LLC (Delaware)
114.Straight Smile, LLC (Delaware)
115.The Dental Trading Co., Ltd. (Thailand)
116.Tulsa Dental Products LLC (Delaware)
117.Tuzodent S.A. de C.V. (Mexico)
118.VDW GmbH (Germany)
119.VIPI Indústria, Comércio, Exportação e Importação de Produtos Odontológicos Ltda. (Brazil)
120.Wellspect AB (Sweden)
121.Wellspect AG (Switzerland)
122.Wellspect ApS (Denmark)
123.Wellspect AS (Norway)
124.Wellspect B.V. (Netherlands)
125.Wellspect GmbH (Germany)
126.Wellspect Healthcare GmbH (Austria)
127.Wellspect Inc. (Delaware)
128.Wellspect Ltd. (United Kingdom)
129.Wellspect Medikal Urunler Kimya Turizm Sanayi Ve Ticaret Anonim Sirketi (Turkey)
130.Wellspect Oy (Finland)
131.Wellspect S.A.S. (France)
132.Wellspect S.L. (Spain)
133.Wellspect Srl (Italy)
134.Zetta Digital Healthcare Technology (Suzhou) Ltd. (China)
135.Zetta25 AG (Switzerland)
136.Zhermack GmbH Deutschland (Germany)
137.Zhermack SpA (Italy)